UNITED STATES  SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2009

BIDFISH.COM INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-53512

(Commission File Number)

N/A

(IRS Employer Identification No.)

40 Court Street, Suite 178, Middlebury, VT 05753

(Address of principal executive offices and Zip Code)

(802) 385-1083

Registrant's telephone number, including area code

Item 4.01. Changes in Registrant's Certifying Accountant

Manning Elliott (the "Former Accountant") was dismissed on December 2, 2009 as Bidfish.com Inc.'s independent auditors. Manning Elliott's audit reports on Bidfish.com Inc.'s financial statements as of August 31, 2008 and for the period from June 27, 2006 (Inception) through August 31, 2008, did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

During the most recent fiscal year ended August 31, 2008 and in the subsequent interim periods, there were no disagreements with Manning Elliott on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Manning Elliott would have caused Manning Elliott to make reference to the matter in their report. Bidfish.com Inc. has requested Manning Elliott to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated December 3, 2009 is filed as Exhibit 16 to this Form 8-K. LBB & Associates, L.L.P. was engaged on December 3, 2009 as Bidfish.com Inc.'s principal accountant to audit the financial statements of Bidfish.com Inc. The decision to change accountants was approved by the Board of Directors.

During the year ended August 31, 2008 and subsequent to August 31, 2008 through the date hereof, neither Bidfish.com Inc. nor anyone on its behalf consulted with LBB & Associates, L.L.P. regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Bidfish.com Inc.'s consolidated financial statements, nor has LBB & Associates, L.L.P. provided to Bidfish.com Inc. a written report or oral advice regarding such principles or audit opinion or any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(iv) of Regulation S-B with Bidfish.com Inc.'s former accountant.

Bidfish.com Inc. has requested LBB & Associates, L.L.P. review the disclosure in this report on Form 8-K and provided LBB & Associates, L.L.P. the opportunity to furnish Bidfish.com Inc. with a letter addressed to the Commission containing any new information, clarification of Bidfish.com Inc.'s expression of its views, or the respects in which LBB & Associates, L.L.P. does not agree with the statements made by Bidfish.com Inc. in this report. LBB & Associates, L.L.P. has advised Bidfish.com Inc. that no such letter need be issued.

Item 9.01 Financial Statements and Exhibits

(c) EXHIBITS

16.1 Letter from Manning Elliott regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2009

BIDFISH.COM INC.

/s/ Juan Carlos Espinosa

Juan Carlos Espinosa, President & Director